SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date Of Report (Date Of Earliest Event Reported): March 16, 2010

Consumer Products Services Group, Inc.
 (Exact Name Of Registrant As Specified In Charter)

DELAWARE	333-156154	98-0593668
(State Or Other Jurisdiction Of Incorporation Or Organization)	(Commission File No.)	(IRS Employee Identification No.)

10 Grand Blvd.
Deer Park, NY 11729
(Current Address of Principal Executive Offices)

Phone number: 631-492-2500
 (Issuer Telephone Number)

(Former Name or Former Address, If Changed Since Last Report)
Global Dynamics Corp
43 Hakablan Street
Jerusalem, Israel 93874

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Section 1 – Registrant’s Business and Operations

Item 1.01         Entry into a Material Definitive Agreement

On March 16, 2009, 2010, the Company entered into a Purchase Agreement, dated March 12, 2010 with Consumer Products Services LLC whereby the Registrant purchased all of the membership interests of Consumer Products Services LLC.  The consideration for the purchase will be the issuance of 300,000,000 shares of common stock of the Registrant.

Upon the completion of the Acquisition, Messrs. Darren A. Krantz, Kevin O’Boyle and Rick Hamilton were elected by the majority of shares entitled to vote to the GLOBAL Board of Directors and naming Darren A. Krantz as Chairman and CEO of Global.

Also upon the completion of the Acquisition, the Company will file a Certificate of Amendment to its Certificate of Incorporation with the Secretary of State of the State of Delaware to amend the name of the corporation to Consumer Product Services Group, Inc. and amending the capital structure as is more thoroughly described under Item 8.01 below.

Consumer Product Services, LLC (“CPS”) is engaged in returned product management, return center services, remanufacturing, reprocessing, repairing and recycling of consumer products. For over two decades the management team at CPS has been servicing some of the world's leading consumer product manufacturers.

Instead of discarding millions of defective, damaged, and un-repairable returned products into America's overflowing landfills, which cost manufacturers millions of dollars to transport, process and dispose of annually, CPS developed environmentally conscious proprietary remanufacturing, reprocessing and recycling processes with the highest recovery rate of those very products without the use of new replacement parts.

CPS has positioned itself as a returned product management and remanufacturing company, offering the following services to consumer product manufacturers:

•           Reverse Logistics Services
•           Return Product Management
•           Return Center Services
•           Quality Assurance Inspection Services
•           Defect Data Reporting
•           Re-qualification Services
•           Remanufacturing Services
•           Warranty Repair Services
•           Recycling Services
•           Warehousing & Distribution of Remanufactured Products

•           Re-marketing Services
•           Supply Chain Consulting

CPS’s rigorous proprietary remanufacturing; reprocessing and recycling processes are utilized on all our customers' products by many of our factory trained technicians followed by a strict schedule of final inspections and testing with quality levels set to exceed manufacturers' specifications, consistently producing products often “compare to new.” The facilities and remanufacturing procedures exceed the stringent standard for both the US and Canadian listing and approval requirements.

CPS employs factory trained engineers, technicians, machinists, assemblers, and material handlers and warehousing personnel, as well as a full staff of product design, mechanical and electrical engineers who manage and operate the engineering and quality assurance departments.

Item 2.01            Completion of Acquisition or Disposition of Assets

The information relating to the Company’s acquisition of CPS described in Item 1.01, which is incorporated herein by reference.

Item 5.02	Departure Of Directors Or Principal Officers; Election Of Directors; Appointment Of Principal Officers.

In connection with the Acquisition, Margalit Yosef resigned, effective March 16, 2010, as President and CEO and Director and Jacob Schub as Secretary and Director of the Company.

The Officer/Director resigning has stated in his resignation letter that his resignation does not in any way imply or infer that there is any dispute or disagreement relating to the Company’s operations, policies or practices.

Each resigning Officer/Director has been provided a copy of his disclosure, no less that the day the Registrant is filing the disclosure with the Commission.  Each Director will be given an opportunity to furnish the Registrant a letter or response, that he agrees with the statements made by the Registrant in this Section 5.02, and if not, stating the respects in which he does not agree.

Effective as of March 16, 2010, the following individuals were elected to the Board of Directors of the Company:

Name	Age	Position
Darren A. Krantz	39	Chairman of the Board of Directors/CEO
Rick Hamilton	53	President and Director
Kevin O'Boyle	55	Chief Financial Officer and Director

Darren A. Krantz, Chairman of the Board of Directors/CEO

Mr. Krantz is 39 years old and serves is the Company’s founder and Chief Executive Officer as well as Chairman of the Board of Directors.

Mr. Krantz has a background of over 19 years in the consumer product remanufacturing industry. Mr. Krantz is the Founder of Consumer Product Services where he is responsible for strategic planning, marketing, product sales, operations and process creation.

Mr. Krantz has proven his ability to gain contracts from some of North America’s largest Consumer Product manufacturers & retailers while building strategic relationships with the Company President’s & CEO’s.

Over the past 19 years Mr. Krantz has developed his proprietary remanufacturing processes employing them to create and provide full scale remanufacturing programs for some of the largest consumer product manufacturers in the world.

Mr. Krantz has successfully operated and managed facilities exceeding 500,000 square feet with staffs exceeding 500 people. He is acknowledged for his ability to build cohesive team structures producing the highest quality products with remarkable productivity levels.

Mr. Krantz has developed a unique international sales network which includes Secondary Market Retailers, Salvage Centers, Discount Home Centers, Hardware Chains, Appliance Dealers and Online “E-Tailers” who have purchased millions of units of CPS remanufactured products.

Mr. Krantz has also worked and continues working with various Engineering Universities, local, state, and federal agencies, the Department of Energy, the Department of Energy Conservation, the Environmental Protection and the New York State Energy Research and Development Agency on effective methods of remanufacturing, reprocessing and recycling of consumer products, which will conserve energy, protect the environment and create more efficient programs for manufacturers to manage & process their returned products.

Rick Hamilton, President and Director

Mr. Hamilton is 53 years old and in addition to serving as the Company’s President, serves as a Director.

Rick has 29 years experience in the retail industry. He joined the Company January 2009 as a Director and President. His duties include sales and corporate relations, insuring our customers take full advantage of our Total Service Solution.

Mr. Hamilton began his career with Ingersoll-Rand where he was selected to be part of the sales team that introduced Ingersoll-Rand products to the retail markets. The team was successful in placing products in many of the large retail outlets in the United States. These included, are not limited to, Big Box retailers, Warehouse Clubs, Hardware Chains, Farm and Fleet, and many others. Upon leaving Ingersoll-Rand, Rick served as Vice President of Sales for SIP USA products. His responsibilities at SIP were much the same as at Ingersoll, he introduced SIP products to retailers here and abroad.

In 1991 Mr. Hamilton started National Vendor Services (“NVS”), a full service manufacturers’ representative, merchandising, and consulting company. National Vendor Service represented a wide array of products featured in retail home –centres, such as hardware, tools, outdoor power equipment, plumbing, lighting, and electrical products. NVS was selected by Troy-Bilt to be part of the team to introduce their products to the retail market.  NVS was also selected by Lowes companies to be the merchandising/service company to provide store service for their Kobalt private label brand.

In 1999 NVS was sold to National Product Services (“NPS”).  NPS provides retail services to Walmart, Costco, Office Depot, Staples, Target, Lowes and many other familiar retail outlets.

Mr. Hamilton has a degree in Electrical Engineering Technology from Southern Technical Institute.

Kevin O'Boyle
Chief Financial Officer

Mr. O’Boyle is 55 years old and serves as the Chief Financial Officer of the Company.

Mr. O’Boyle joined Consumer Product Services, LLC in May 2008. His responsibilities include Financial Reporting, Treasury Management, Administrative Operations and Business Development. Prior to joining CPS, Mr. O’Boyle held various executive positions as CFO for LOOK, Inc. a manufacturer of retail display fixtures, Vice President of Finance & Operations, Wolford America, Inc. and Vice President of Finance, JE Morgan Apparel.

Mr. O’Boyle has both his undergraduate and MBA degrees from St. John’s University, Jamaica, NY, has served on the Board of Directors for LOOK, Inc and is an active member of the Financial Executives Networking Group.

Section 7 – Regulation FD

Item 7.01        Regulation FD Disclosure.

The Company has relocated its Executive/Corporate offices as follows:

10 Grand Blvd.
Deer Park, NY 11729
631-492-2500

Section 8 - Other Events.

Item 8.01         Other Events.

On March 19, 2010, the Company filed a Certificate of Amendment to the Certificate of Incorporation of the Company with the Secretary of State of the State of Delaware.  The filing with the Secretary of State amended the name of the Company to Consumer Products Services Group, Inc., and amended the capital structure of the Company to be 1,050,000,000 (One Billion Fifty Million), consisting of 1,000,000,000 (One Billion) shares of common stock, par value of $0.0001 and 50,000,000 (Fifty Million) shares of preferred stock, par value of $0.0001 per shares.

The Certificate of Amendment was filed and effective on or about March 19, 2010.

Section 9 — Financial Statement And Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required by Item 9.01 for the periods specified in Rule 8-04(b) of Regulation S-X for smaller reporting companies will be filed by amendments to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The pro forma financial information required by Item 9.01 for the periods specified in Rule 8-05 of Regulation S-X for smaller reporting companies will be filed by amendments to this Current Report on Form 8-K within 71 calendar days after the date of this Current Report on Form 8-K.

(d)	Exhibits

The following exhibits are furnished as part of this Form 8-K:
Exhibit 2.1	Agreement of Sale dated March 12, 2010, by and among Global Dynamics Corp and Darren A. Krantz

Exhibit 3.1	Certificate of Amendment to the Certificate of Incorporation of Global Dynamics Corp.

Exhibit 17.1	Resignation Letter, dated March 16, 2010 of Margalit Yosef and Jacob Schub

Exhibit 99.1	Press Release issued by Global Dynamics Corp., dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

March 19, 2010	Global Dynamics Corp.

	By:	/s/ Darren A. Krantz
Name: Darren A. Krantz
Title: President and Director
(Principal Executive Officer)